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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 13, 2003


                                 AMERALIA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


            Utah                                              84-0631765
-------------------------------                            ---------------
 (State or other jurisdiction                       (IRS Employer Identification
 incorporation or organization)                                 Number)


                  20971 E. Smoky Hill Rd, Centennial, CO 80015
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (720) 876-2373
            ---------------------------------------------------------
               Registrant's telephone number, including area code:


                                 Not applicable
            ---------------------------------------------------------
                 (Former Address of Principal Executive Offices)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         As we have reported in several filings on Form 8-K this year and in our filing on Form 10-QSB for the quarter ended March 31, 2003, AmerAlia acquired the assets of White River Nahcolite Minerals Ltd. Liability Co. ("WRNM") and certain related contracts held by IMC Chemicals Inc. ("IMC") on February 20, 2003. AmerAlia acquired the assets through its indirect, wholly-owned subsidiary, Natural Soda, Inc. with short-term financing provided by funds associated with The Sentient Group of Grand Cayman. Natural Soda, Inc. is owned by Natural Soda Holdings, Inc., itself a wholly owned subsidiary of AmerAlia. WRNM and IMC Chemicals are subsidiaries of IMC Global, Inc.

         The acquisition was accomplished under a closing agreement between The Sentient Group, AmerAlia and Natural Soda Holdings that included the terms of this short term financing and reported on Form 8-K dated February 20, 2003. Currently, the parties are renegotiating the terms under which this short term financing will become long term financing and delays in finalising these terms have necessitated an additional extension in the short term financing until October 31, 2003.

         On September 29, 2003 AmerAlia filed a notice of late filing of its Form 10-KSB for its financial year ended June 30, 2003 that was due on that day. In that notice, we explained that we have been devoting a significant amount of time to these negotiations and, therefore, we have been delayed in completing the audit of the Company's financial statements and the preparation of the Form 10-KSB. The finalization of the long term financing will have a significant effect on AmerAlia's financial statements and its Form 10-KSB disclosures.

         Management is working to complete these negotiations and to finalise all the necessary documentation including the preparation of the company's filing on Form 10-KSB as soon as possible.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERALIA, INC.



October 13, 2003                      By: /s/ Robert van Mourik
                                          --------------------------------------
                                          Robert C.J. van Mourik,
                                          Executive Vice President


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